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    As filed with the Securities and Exchange Commission on February 9, 2000.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            NET VALUE HOLDINGS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                   65-0867684
----------------------------------------     -----------------------------------
(State of Incorporation or Organization)     I.R.S. Employer Identification No.)


 1085 Mission Street, San Francisco, CA                          94103
-----------------------------------------             --------------------------
(Address of Principal Executive Offices)                       (Zip Code)


 If this form relates to the               If this form relates to the
 registration of a class of securities     registration of a class of securities
 pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
 Exchange Act and is effective             Exchange Act and is effective
 pursuant to General Instruction           pursuant to General Instruction
 A.(c), please check the following         A.(c), please check the following
 box. |_|                                  box. |X|



Securities Act registration statement file                       333-88629
number to which this form relates:                         ---------------------
                                                              (If applicable)

Securities to be registered pursuant to
Section 12(b) of the Act:

    Title of Each Class                    Name of Each Exchange on Which
    to be Registered                       Each Class is to be Registered
    -------------------                    -------------------------------


-----------------------------------        -------------------------------------


-----------------------------------        -------------------------------------

Securities to be registered pursuant
to Section 12(g) of the Act:

                          Common Stock, $.001 par value
--------------------------------------------------------------------------------
                                (Title of Class)




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Item 1.      Description of Registrant's Securities to be Registered.

             The information required by this item is contained under the heading "Description of Capital Stock - Common Stock" in the registration statement to which this Form 8-A relates (File No. 333-88629). This information is incorporated herein by reference.

Item 2.      Index to Exhibits.

             *3.1     Amended and Restated Certificate of Incorporation

             *3.2     By-Laws of the Company as amended to date

             *4.2     Copy of Specimen Stock Certificate



         * Incorporated by reference from the Company's Registration Statement on Form S-1 which was initially filed with the Securities and Exchange Commission on October 8, 1999.






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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                               NET VALUE HOLDINGS, INC.


Date:  February 9, 2000                        By:  /s/ Andrew P. Panzo
                                                    -----------------------
                                                    Andrew P. Panzo
                                                    Chief Executive Officer